SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LOEWEN GROUP

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 2/12/99           10,000-            3.6374
                                 2/09/99           15,400-            3.8366
                                 2/09/99           11,600-            3.8249
                                 2/08/99           63,000-            3.8297
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/09/99            8,400-            3.8249
                                 2/09/99           11,300-            3.8366
                                 2/08/99           45,300-            3.8297
          GAMCO INVESTORS, INC.
                                 2/12/99            8,000-            3.6658
                                 2/10/99           11,500-            3.7045
                                 2/12/99           15,000-            3.6658
                                 2/09/99            3,500-            3.8750
                                 2/04/99            2,000             4.1250
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.